EMPLOYMENT AGREEMENT


AGREEMENT made as of August 1, 1984 by and between THE
INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation,
(hereinafter referred to as "Interpublic"), and JOHN J. DOONER,
JR. (hereinafter referred to as "Executive").

In consideration of the mutual promises set forth herein the parties hereto agree as follows:

                           ARTICLE I

Term of Employment

     1.01 Upon the terms and subject to the conditions set forth herein, Interpublic or one of its subsidiaries will employ Executive for the period beginning August 1, 1984 and ending on July 31, 1989, or on such earlier date as the employment of Executive shall terminate pursuant to Article IV or Article V. (The period during which Executive is employed hereunder is referred to herein as the "term of employment" and Interpublic or whichever of its subsidiaries shall from time to time employ Executive pursuant to this Agreement is referred to herein as the "Corporation".) Executive will serve the Corporation during the term of employment.

                           ARTICLE II

Duties

     2.01      During the term of employment Executive will:

(i) use his best efforts to promote the interests of the Corporation and devote his full time and efforts to its business and affairs;

(ii) perform such duties as the Corporation may from time to time assign to him; and

(iii) serve in such offices of the Corporation as he may be elected or appointed to.

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                          ARTICLE III
                           Compensation
     3.01 The Corporation will compensate Executive for duties performed by him hereunder, including all services rendered as an officer or director of the Corporation' by payment of a salary at the rate of $112,000 per annum, payable in equal installments, which the Corporation may pay at either monthly or semi-monthly intervals.

     3.02 For purposes of this Agreement, each period of 12 months beginning on August 1, 1984, or any anniversary thereof, shall be referred to as a "Year". Thus the 12-month period beginning on August 1, 1984 shall be the "First Year., the 12-month period beginning on August 1, 1985 shall be the "Second Year", and so forth. Subject to the provisions of Section 3.03 hereof, the Corporation will further compensate Executive for the duties specified in Section 2.01 hereof performed by Executive during a full Year by payment, at the times and upon the conditions specified in Section 3.03 hereof, of a sum ("Deferred Compensation") computed at the rate of $5,000 for the First Year, $10,000 for the Second Year, $15,000 for the Third Year, $20,000 for the Fourth Year and $25,000 for the Fifth Year, and a proportionate amount of whichever of the foregoing sums is applicable for any partial Year during which Executive actually performs such duties (as well as for any period during which Executive is receiving payments pursuant to subdivision (ii) of
Section 4.01). Deferred Compensation payable hereunder shall be entitled to credits equivalent to interest in accordance with the terms and conditions of the Plan for Credits Equivalent to Interest on Balances of Deferred Compensation Owing under Employment Agreements (hereinafter referred to as the "Interest Plan.), a copy of which is attached hereto as Exhibit I. Executive acknowledges that the Corporation has the right to discontinue further credits equivalent to interest in accordance with the terms and conditions of the Interest Plan. Payment of Deferred Compensation shall be contingent on full performance by Executive of all his obligations under Articles I, II and IV of this Agreement.

     3.03      The Deferred Compensation provided for in
Section 3.02 shall be payable at the times and upon the conditions set forth below:

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          (a)  If the employment of Executive by the Corporation
          terminates by reason of his voluntary resignation, he shall be entitled to receive no Deferred Compensation with respect to the Year in which such termination occurs or with respect to the first, second, third or fourth years preceding the Year in which such termination occurs. Voluntary retirement pursuant to the Interpublic Pension Plan shall not be deemed to be voluntary resignation if such retirement occurs at or after age 60 or occurs prior to age 60 with the consent of the Corporation.

          (b) Deferred Compensation earned by Executive with respect to any Year and not forfeited pursuant to the provisions of subparagraph (a) of this Paragraph 3.03 will be paid to him within 30 days after the termination of his employment, together with the credits equivalent to interest relating to such payment.

          (c) If Executive shall die while employed by the Corporation or prior to receiving the payment specified in subparagraph (b) of this Paragraph 3.03, any Deferred Compensation payable in accordance with these provisions shall be paid to the Executor of his Will or the Administrator of his Estate.

          (d) It is understood that none of the payments of Deferred Compensation made in accordance with these provisions shall be considered for the purposes of determining Executive's benefits under the Interpublic Pension Plan unless paid to him while he is in the employ of a corporation which is a party to that Pension Plan.

     3.04 If at any time during the term of employment the Corporation shall reduce the compensation of all its employees receiving compensation at the rate of $25,000 per annum or more, the compensation of Executive hereunder may be reduced in the same proportion as the compensation of each such employee.

     3.05 The Corporation may at any time increase the compensation paid to Executive hereunder if the Corporation in its discretion shall deem it advisable so to do in order to compensate him fairly for services rendered to the Corporation.
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                           ARTICLE IV
                          Termination

     4.01 Interpublic may terminate the employment of Executive hereunder

     (i) by giving Executive notice in writing at any time specifying a termination date not less than six months after the date on which such notice is given, in which event his employment hereunder shall terminate on the date specified in such notice, or

     (ii) by giving him notice in writing at any time specifying a termination date less than six months after the date on which such notice is given. In this event his employment hereunder shall terminate on the date specified in such notice and the Corporation shall thereafter pay him a sum equal to the amount by which six months' salary at his then current rate exceeds the salary paid to him for the period from the date on which such notice is given to the termination date specified in such notice. Such payment shall be made during the period immediately following the termination date specified in such notice, in successive equal monthly installments each of which shall be equal to one month's salary at the rate in effect at the time of such termination, with any residue in respect of a period less than one month to be paid together with the last installment.

     4.02 Executive may at any time give notice in writing to Interpublic specifying a termination date not less than six months after the date on which such notice is given, in which event his employment hereunder shall terminate on the date specified in such notice.

     4.03 If the employment of Executive hereunder is terminated pursuant to this Article IV by either Interpublic or Executive, Executive shall continue to perform his duties here-under until the termination date at his salary in effect on the date that notice of such termination is given.

     4.04 If Executive dies before July 31, 1989, his employment hereunder shall terminate on the date of his death.

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                           ARTICLE V
                           Covenants

     5.01 While Executive is employed hereunder by the Corporation he shall not without the prior written consent of the Corporation engage, directly or indirectly, in any other trade, business or employment, or have any interest, direct or indirect, in any other business, firm or corporation; provided. however that he may continue to own or may hereafter acquire any securities of any class of any publicly-owned company.

     5.02 Executive shall treat as confidential and keep secret the affairs of the Corporation and shall not at any time during the term of employment or thereafter, without the prior written consent of the Corporation, divulge, furnish or make known or accessible to, or use for the benefit of, anyone other than the Corporation and its subsidiaries and affiliates any information of a confidential nature relating in any way to the business of the Corporation or its subsidiaries or affiliates or their clients and obtained by him in the course of his employment hereunder.

     5.03      If Executive violates any provision of Section
5.01 or Section 5.02, Interpublic may, notwithstanding the provisions of Section 4.01, terminate the employment of Executive at any time by giving him notice in writing specifying a termination date. In such event, his employment hereunder shall terminate on the date specified in such notice.

     5.04 All records, papers and documents kept or made by Executive relating to the business of the Corporation or its subsidiaries or affiliates or their clients shall be anc remain the property of the Corporation.

     5.05 All articles invented by Executive, processes discovered by him, trademarks, designs, advertising copy and art work, display and promotion materials and, in general, everything of value conceived or created by him pertaining to the business of the Corporation or any of its subsidiaries or affiliates during the term of employment, and any and all rights of every nature whatever thereto, shall immediately become the property of the Corporation, and Executive will assign, transfer and deliver all patents, copyrights. royalties, designs and copy, and any and all interests and rights whatever thereto and thereunder to the Corporation, without further compensation, upon notice to him from the Corporation.
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     5.06      Following the termination of Executive's employ-
ment hereunder, Executive shall not for a period of twelve months from such termination either (a) solicit any employee of the Corporation to leave such employ to enter the employ of Executive or of any corporation or enterprise with which Executive is then associated or (b) solicit or handle on Executive's own behalf or on behalf of any other person, firm or corporation, the advertising, public relations, sales promotion or market research business of any advertiser which is a client of the Corporation at the time of such termination.

                           ARTICLE VI
                                Bonus

     6.01      In addition to the compensation specified in
Article III hereof, it is agreed that if Executive is in the employ of the Corporation on December 31, 1984, he will receive bonus with respect to his services in 1984 in an amount between 35% and 50% of the salary paid to, and deferred compensation accrued for, him in 1984 by the Corporation and any other subsidiary of Interpublic. The precise amount of the bonus will be dependent upon an evaluation of Executive's performance during 1984, which evaluation shall be made by Interpublic, and upon the financial performance in 1984 of such subsidiaries of Interpublic as may have employed Executive during 1984. The bonus shall be payable on or about February 15, 1985.

                          ARTICLE VII
                           Assignment

     7.01 This Agreement shall be binding upon and enure to the benefit of the successors and assigns of Interpublic. Neither this Agreement or any rights hereunder shall be assignable by Executive and any such purported assignment by him shall be void.

                          ARTICLE VIII
                        Agreement Entire

     8.01      This Agreement constitutes the entire
understanding between Interpublic and Executive concerning his employment by Interpublic or any of its subsidiaries and supersedes any and all previous agreements between Executive and Interpublic or any of its subsidiaries concerning such employment
This Agreement may not be changed orally.

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                           ARTICLE IX
                         Applicable Law

     9.01 This Agreement shall be governed by and construed in accordance with the laws of the State of New York



                    THE INTERPUBLIC GROUP OF COMPANIES. INC.
                    By   Philip H. Geier, Jr.


                         John J. Dooner, Jr.

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